                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                  FORM 8-K/A-2

                               AMENDMENT NO. 2 TO
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 1, 2000



                              THE DIXIE GROUP, INC.
             (Exact name of Registrant as specified in its charter)




       Tennessee                  0-2585                   62-0183370
       ---------                  ------                   ----------
    (State or other             (Commission             (I.R.S. Employer
     jurisdiction              File Number)            Identification No.)
   of incorporation)



345-B Nowlin Lane, Chattanooga, Tennessee                    37421
-----------------------------------------                    -----
  (Address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code (423) 510-7000

This Amendment No. 2 to the Company's Current Report on Form 8-K dated July 1, 2000 amends Item 7 thereof, Financial Statements and Exhibits, as follows: by replacing the previously filed Financial Statements of the business acquired (two fiscal years plus interim period) with historical financial statements for the most recent fiscal year and the applicable interim period, as permitted by Rule 3-05(b)(2)(ii) of Regulation S-X, and by adding the accountant's consent to incorporation by reference in the Company's Securities Act registration statements which was not available to the Company at the time of filing Amendment No. 1 to the original Report.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.


         (a)      Financial Statements of Businesses Acquired.

                  Report of Independent Accountants
                  Balance Sheet as of December 31, 1999
                  Statement of Net Income for the year ended December 31, 1999 Statement of Stockholders' Equity for the year ended December 31, 1999
                  Statement of Cash Flows for the year ended December 31, 1999 Notes to Financial Statements
                  Condensed Balance Sheets as of June 30, 2000 and December 31, 1999 (unaudited)
                  Condensed Statements of Income for the six months ended June 30, 2000 and June 30, 1999 (unaudited)
                  Condensed Statements of Cash Flows for the six months ended June 30, 2000 and June 30, 1999 (unaudited)
                  Notes to Condensed Financial Statements (unaudited)

         (b)      Pro Forma Consolidated Financial Information.

                  Pro Forma Consolidated Statement of Operations for the six months ended July 1, 2000 (unaudited) Pro Forma Consolidated Statement of Operations for the year ended December 25, 1999 (unaudited)

         (c)      Exhibits.

                           23 Consent of Independent Accountants

                          INDEPENDENT AUDITOR'S REPORT



The Stockholders
Fabrica International



We have audited the accompanying balance sheet of Fabrica International as of December 31, 1999 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fabrica International as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kushner, Smith, Joanou & Gregson, LLP


March 17, 2000

                              FABRICA INTERNATIONAL

                                  BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS

Current assets
  Accounts receivable - trade                               $    443,871
  Accounts receivable - factored (Note 2)                      4,135,322
  Accounts receivable - other (Note 3)                           256,105
  Inventory (Note 4)                                           5,382,739
  Income taxes receivable                                        135,000
  Current portion of note receivable - stockholder               250,000
  Prepaid expenses                                                50,608
  Deferred income taxes (Note 8)                                 120,000
                                                            ------------
     Total current assets                                     10,773,645
                                                            ------------

Property and equipment (Notes 5 and 15)                        7,531,634
  Less accumulated depreciation and amortization              (3,593,058
                                                            ------------
     Net property and equipment                                3,938,576
                                                            ------------

Other assets
  Investment (Note 6)                                              8,950
  Note receivable - stockholder (Note 7)                         500,000
  Cash surrender value of life insurance                         200,747
  Deposits                                                        32,000
  Deferred income taxes (Note 8)                                  55,000
                                                            ------------
     Total other assets                                          796,697
                                                            ------------

                                                            $ 15,508,918
                                                            ============



(Balance sheet continued on the following page)

                              FABRICA INTERNATIONAL

                                  BALANCE SHEET
                                   (CONTINUED)
                                DECEMBER 31, 1999


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Bank overdraft (Note 9)                                                 $     99,163
  Accounts payable - trade                                                   3,853,157
  Accounts payable - related party (Note 10)                                    31,001
  Accrued liabilities (Note 12)                                              2,712,516
  Advance deposits                                                             435,694
  Current portion of long-term debt                                            125,892
                                                                          ------------
          Total current liabilities                                          7,257,423

Long-term liabilities
  Long-term debt (Notes 11 and 13)                                             744,570
                                                                          ------------
          Total liabilities                                                  8,001,993
                                                                          ------------

Commitments with related and unrelated parties and subsequent events (Notes 14 and 15)

Stockholders' equity
  Common stock, no par value, authorized; 540,000
     shares, issued and outstanding 43,844 shares                            1,036,075
  Retained earnings                                                          6,586,900
  Accumulated other comprehensive income:
     Unrealized (loss) on available-for-sale securities (Note 6)              (116,050)
                                                                          ------------
          Total stockholders' equity                                         7,506,925
                                                                          ------------

                                                                          $ 15,508,918
                                                                          ============




See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                             STATEMENT OF NET INCOME
                          YEAR ENDED DECEMBER 31, 1999

Gross sales                                     $ 44,987,814

Less freight, discounts and allowances            (2,003,091)
                                                ------------

     Net sales                                    42,984,723

Cost of sales                                     24,773,175
                                                ------------

     Gross profit                                 18,211,548

Operating expenses
  Warehouse                                        1,103,711
  Selling                                          8,480,162
  General and administrative                       3,761,705
                                                ------------
     Total operating expenses                     13,345,578
                                                ------------

Operating income                                   4,865,970
                                                ------------

Other income (expense)
  Interest income                                     31,877
  Interest (expense)                                (165,543
                                                ------------
     Total other income (expense)                   (133,666)
                                                ------------

Income before income taxes                         4,732,304

Provision for income taxes (Note 8)                1,926,513
                                                ------------

Net income                                      $  2,805,791
                                                ============



See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1999


                                             SHARES                                               ACCUMULATED              TOTAL
                                           ISSUED AND         COMMON             RETAINED        COMPREHENSIVE         STOCKHOLDERS'
                                          OUTSTANDING          STOCK             EARNINGS            INCOME               EQUITY
                                          -----------       ----------          ----------       -------------         -------------
Balance at December 31, 1998                39,460          $   36,075          $3,781,109          $(116,050)          $3,701,134

Issuance of common stock                     4,384           1,000,000                  --                 --            1,000,000

Net income for the year ended
  December 31, 1999                             --                  --           2,805,791                 --            2,805,791
                                            ------          ----------          ----------          ---------           ----------

Balance at December 31, 1999                43,844          $1,036,075          $6,586,900          $(116,050)          $7,506,925
                                            ======          ==========          ==========          =========           ==========



See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
        Cash received from customers                               $ 40,682,932
        Cash paid to suppliers and employees                        (38,200,066)
        Interest received                                                31,877
        Interest paid                                                  (165,543)
        Income taxes paid                                            (1,850,000)
                                                                   ------------
             Net cash provided from operating activities                499,200
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property and equipment                        (1,686,704)
                                                                   ------------
             Net cash (applied) from investing activities            (1,686,704)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from capital contribution                              250,000
        Repayments on amounts borrowed from stockholders               (970,000)
        Principal repayments on long-term debt                         (112,023)
                                                                   ------------
             Net cash (applied) from financing activities              (832,023)
                                                                   ------------

        Net increase (decrease) in cash                              (2,019,527)

        Cash at beginning of year                                     1,920,364
                                                                   ------------

        Cash (overdraft) at end of year                            $    (99,163)
                                                                   ============



(Statement of cash flows continued on the following page)

                              FABRICA INTERNATIONAL

                             STATEMENT OF CASH FLOWS
                                   (CONTINUED)
                          YEAR ENDED DECEMBER 31, 1999


                    RECONCILIATION OF NET INCOME TO NET CASH
                       PROVIDED FROM OPERATING ACTIVITIES

Net income                                                             $ 2,805,791

Adjustments to reconcile net income to net cash provided from operating activities
      Depreciation and amortization                                        559,052
      Provision for deferred income taxes                                  190,000
                                                                       -----------
                                                                         3,554,843
                                                                       -----------

Changes in assets and liabilities
      (Increase) decrease in:
         Accounts receivable - trade                                       (62,874)
         Accounts receivable - factored                                 (1,999,263)
         Accounts receivable - other                                      (239,654)
         Inventory                                                      (1,866,598)
         Income taxes receivable                                          (135,000)
         Prepaid expenses                                                  (35,470)
         Cash surrender value of life insurance                            (25,883)
         Deposits                                                          (32,000)
      Increase (decrease) in:
         Accounts payable - trade                                        1,540,493
         Accrued liabilities                                               933,786
         Advance deposits                                                  (83,180)
         Income taxes payable                                           (1,050,000)
                                                                       -----------
                                                                        (3,055,643)
                                                                       -----------

      Net cash provided from operating activities                      $   499,200
                                                                       ===========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITY:

During the year ended December 31, 1999, 4,384 shares of the ownership in the Company were purchased by an employee for $1,000,000. The employee paid $250,000 in cash, and the remaining $750,000 was set up as a note receivable due from stockholder (Note 7).




See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - The Company's principal activity is the manufacture of high quality residential carpeting and custom hand-crafted rugs.

CONCENTRATIONS OF CREDIT RISKS - The Company provides its services to customers throughout the United States and internationally. The Company's sales are not materially dependent on a single customer or small group of customers. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

TRADE RECEIVABLES - Current earnings are charged with an allowance for doubtful accounts based on experience and any unusual circumstances that may affect the ability of customers to meet their obligations. Trade receivables are reflected in the balance sheets net of such accumulated allowances. Because the Company sells the majority of their outstanding trade receivables to its factor without recourse, no allowance for doubtful accounts has been provided.

INVENTORY - Inventory is stated at the lower of cost (first-in, first-out) or market value. Cost includes materials, direct labor and an allocable portion of direct and indirect manufacturing overhead. Market is determined by comparison with recent purchases or net realizable value.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of property and equipment is provided on the straight-line and accelerated methods over the following estimated useful lives, in years, of the respective assets:

         Building                                        39
         Machinery and equipment                    5 to 10
         Furniture and fixtures                     5 to 10
         Computer equipment                         5 to 10
         Automobiles                                      3

Leasehold improvements are amortized over the life of the lease or the estimated useful life of the improvements, whichever is shorter.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.


(Note 1 continued on the following page)

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES - The Company provides for income taxes based upon earnings reported for financial statement purposes. Deferred income taxes are provided for temporary differences between book and taxable income.

SAMPLE COSTS - Sample costs are charged to expense as incurred. Income from the sale of sample books is recognized in the period in which the sale occurs.

VACATION EXPENSE - Hourly employees earn credits during the current year for future vacation benefits. The expense and corresponding liability are accrued when the vacations are earned rather than when the vacations are paid.

PROFIT SHARING PLAN - The Company has a "401(k)" Retirement Savings Plan that covers substantially all employees. Employees may elect to contribute up to 20% of compensation to the maximum deferred amount allowed by tax laws. The Company will match 100% of the employee's contributions up to $100 and will match an additional 25% of employee's contributions up to $400. The Company also has the option to make discretionary profit sharing contributions. The Company contributed $75,881 for the year ended December 31, 1999.

INVESTMENT - The Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1997. Statement No. 115 requires that management determine the appropriate classification of securities at the date of adoption, as well as review securities on an individual basis when acquired. The appropriateness of such classifications are reassessed at each balance sheet date.

The investment securities have been classified into the following classification which has the following accounting policy:

         Available-for-sale securities: These securities consist of marketable equity securities and are stated at fair value. Any unrealized holding gains and losses are reported as a separate component of stockholder's equity.


(Note 1 continued on the following page)

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT (CONTINUED) - Prior to the adoption of Statement No. 115, the Company stated its equity securities at the lower of their aggregate cost or market, with unrealized losses on current portfolio charged to income. Interest is recognized in income as accrued, and dividends on marketable equity securities is recognized in income when declared. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income. Realized gains and losses are determined on the basis of the specific securities sold.

USE OF ESTIMATES - The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME - Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), requires that total comprehensive income be reported in the financial statements. Total comprehensive income is presented on the Statement of Income.

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 2 - ACCOUNTS RECEIVABLE - FACTORED

The Company has an agreement with a factor which provides for the sale of a substantial portion of its trade account receivables. These receivables are sold primarily without recourse, net of discount. The factor receives all cash collections and is paid a fee for administrating the accounts sold. Under the terms of the agreement, the Company pays a factoring commission and interest charges on all unmatured funds advanced by the factor. At December 31, 1999 there were no receivables factored with recourse. The Company is obligated to repurchase all or any of the recourse receivables whether matured or not at the request of the factor. At December 31, 1999 accounts receivable - factored consisted of the following:

             Total factored receivables        $4,316,569

                Less receivables advanced        (181,247)
                                               ----------

                                               $4,135,322
                                               ==========

NOTE 3 - ACCOUNTS RECEIVABLE - OTHER

Accounts receivable - other at December 31, 1999 is comprised of the following:

             Rebates-yarn support              $  236,982
             Backcharges                           18,353
             Other                                    770
                                               ----------

                                               $  256,105
                                               ==========

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 4 - INVENTORY

Inventory at December 31, 1999 is comprised of the following:

             Raw materials                                             $2,136,202
             Work-in-process                                              725,152
             Finished goods                                             2,521,385
                                                                       ----------

                                                                       $5,382,739
                                                                       ==========

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1999 is comprised of the following:


              Building                                                 $ 1,016,000
              Machinery and equipment                                    4,221,641
              Furniture and fixtures                                       313,121
              Computer equipment                                           220,562
              Automobiles                                                   73,633
              Leasehold improvements                                     1,218,011
              Construction in progress                                     468,666
                                                                       -----------
                                                                         7,531,634

               Less accumulated depreciation and amortization           (3,593,058)
                                                                       -----------

                                                                       $ 3,938,576
                                                                       ===========



NOTE 6 - INVESTMENT

The following is a summary of the Company's investment in debt and marketable securities as of December 31, 1999:

                                                                      NET
                                                                  UNREALIZED
                                                   COST              LOSS          FAIR VALUE
                                                 --------         ----------       ----------
          Available for sale securities          $125,000          $116,050          $8,950
                                                 ========          ========          ======

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 7 - NOTE RECEIVABLE - STOCKHOLDER

Note receivable due from stockholder at December 31, 1999 consists of the following:

6.0% note receivable from stockholder, unsecured, annual       $ 750,000
payments of $250,000 plus interest, through maturity in
September 2002

  Less: current portion                                         (250,000)
                                                               ---------

                                                               $ 500,000
                                                               =========

NOTE 8 - INCOME TAXES

Deferred income taxes result from temporary timing differences arising from the capitalization of computer software costs for financial statement purposes while a current deduction is taken for tax purposes, and the use of the accelerated cost recovery system for tax purposes while estimated useful lives are used for financial statement purposes, the use of the reserve method for uncollectible receivables for financial statement purposes while the direct write-off method is used for tax purposes, and the inventory adjustment for uniform capitalization rules for Federal tax purposes with no corresponding adjustment for financial statement purposes.

The tax provision for the year ended December 31, 1999 consists of the following:

          Current
            Federal                                            $1,486,513
            State                                                 250,000
                                                               ----------
                                                                1,736,513
                                                               ----------

          Deferred
            Federal                                                48,000
            State                                                 142,000
                                                               ----------
                                                                  190,000
                                                               ----------

                                                               $1,926,513
                                                               ==========

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999



NOTE 9 - BANK OVERDRAFT

Bank overdraft at December 31, 1999 represents a technical overdraft created by the amount of checks issued exceeding the balance of cash on deposit recorded in the records of the Company.


NOTE 10 - ACCOUNTS PAYABLE - RELATED PARTY

At December 31, 1999, $31,001 was due to a related company through common ownership. These amounts are expected to be paid through the ordinary course of business.

NOTE 11 - NOTE PAYABLE TO BANK

The Company maintains short-term unsecured revolving lines of credit with two separate banks to assure credit availability.

The Company's first revolving line of credit is personally guaranteed by the stockholders of the Company and permits indebtedness up to $1,000,000 of which none was advanced at December 31, 1999. This revolving line of credit matures on May 17, 2000. The outstanding principal balance bears interest at a rate per annum of the bank's prime rate. The bank's prime rate at December 31, 1999 was 8.5%.

Along with this revolving line of credit, the Company entered into an equipment line of credit on May 14, 1999 that permits indebtedness up to $2,500,000 of which none was advanced at December 31, 1999. This equipment line of credit matures on November 14, 2000 and at that time any indebtedness will be converted into a term loan and the loan would be secured by the equipment financed. The outstanding principal balance bears interest at a rate per annum of the bank's prime rate.

The Company had an additional $1,000,000 equipment revolving line of credit which is personally guaranteed by the stockholders. This line commenced December 1, 1997 and the outstanding amount at maturity on June 30, 1998 was converted to a term loan. The balance outstanding on this equipment term loan at December 31, 1999 was $440,280 (Note 13).



(Note 11 continued on the following page)

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 11 - NOTE PAYABLE TO BANK (CONTINUED)

Under the terms of this note payable to the bank, the Company is required to maintain minimum levels of annual profits, current and cash flow coverage ratios, and a maximum level of debt to net worth. Expenditures exceeding certain amounts for property and equipment acquisitions, additional lease obligations and loans, advances or investments require prior consent of the bank. The Company was in compliance with all of the aforementioned covenants at December 31, 1999.

The second revolving line of credit is personally guaranteed by the stockholders of the Company and permits indebtedness up to $1,000,000 of which none was advanced at December 31, 1999. This revolving line of credit matured on May 31, 1999 and was subsequently renewed through May 31, 2000. The outstanding principal balance of this line of credit bears interest at a rate per annum of the bank's prime rate minus 1.0%. The bank's prime rate at December 31, 1999 was 8.5%.

NOTE 12 - ACCRUED LIABILITIES

Accrued liabilities at December 31, 1999 are summarized as follows:

              Insurance                                    $   44,912
              Salaries, wages and commissions               1,991,940
              Sales and excise tax payable                     12,646
              Vacation                                        103,426
              Payroll taxes                                    85,665
              Profit sharing                                   50,000
              Other                                           423,927
                                                           ----------

                                                           $2,712,516
                                                           ==========

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                DECEMBER 31, 1999

NOTE 13 - LONG-TERM DEBT

Long-term debt at December 31, 1999 consists of the following:

2.25% plus LIBOR equipment term loan payable to bank, payable in monthly installments, including interest, through maturity in August 2003,
secured by equipment (Note 11)                                                    $ 440,280

7.25% mortgage loan payable to mortgage company, payable in monthly installments of $3,070 including interest, through maturity in January
2026, secured by property                                                           430,182
                                                                                  ---------
                                                                                    870,462

   Less current portion                                                            (125,892)
                                                                                  ---------

                                                                                  $ 744,570
                                                                                  =========



The aggregate maturities of long-term debt for the remaining years are as follows:

              Years ending December 31:
                 2000                                                             $ 125,892
                 2001                                                               126,327
                 2002                                                               126,796
                 2003                                                                87,276
                 2004                                                                 7,765
                 Thereafter                                                         396,406
                                                                                  ---------

                                                                                  $ 870,462
                                                                                  =========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                               DECEMBER 31, 1999


NOTE 14 - COMMITMENTS WITH RELATED AND UNRELATED PARTIES

OPERATING LEASES AS LESSEE

The Company's operations are conducted in facilities leased under a noncancelable lease agreement, classified as an operating lease from related parties. The Company is required to pay property taxes and common area charges (landscaping, maintenance and property insurance). The agreement expired in October 1999. A new lease agreement was entered into with the same related parties in October 1999. The new lease agreement expires on December 31, 2006 and provides for base monthly rents of $45,627. Rent expense paid to this related party for year ended December 31, 1999 was $480,672.

The Company entered into a noncancelable operating lease agreement with an unrelated party for additional facilities in December 1999. The lease agreement expires in August 2004 and provides for base monthly rents of $31,770, increasing to $34,047 in January 2002. The Company also rents showroom facilities from unrelated parties on a month to month basis. Monthly rent payments range from $697 to $824.

In addition, the Company leases automotive equipment under noncancelable lease agreements. The lease agreements require monthly payments ranging from $1,460 to $2,270 and expire by January 2002.

Total rent expense on the aforementioned operating leases for the year ended December 31, 1999 was $546,615.

Future minimum rental commitments for all noncancelable operating leases as of December 31, 1999 are as follows:

              Years ending December 31:
                 2000                                $      962,174
                 2001                                       946,284
                 2002                                       957,548
                 2003                                       956,088
                 2004                                       785,853
                 Thereafter                               1,095,048
                                                     --------------

                                                     $    5,702,995
                                                     ==============

                                                                              18
                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                               DECEMBER 31, 1999


NOTE 15 - SUBSEQUENT EVENTS

Effective March 15, 2000, the stockholders have entered into a letter of intent to sell all of their outstanding and issued capital stock of Fabrica International to the Dixie Group, Inc.

This sale will be subject to the satisfactory completion of buyer's and its lender's due diligence investigation and the approval of the buyer's Board of Directors. The proposed sale is expected to be completed by June 30, 2000.

                              FABRICA INTERNATIONAL

                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)


                                     ASSETS


                                                                      June 30,                  December 31,
                                                                       2000                         1999
                                                                    ------------               ---------------
Current Assets
     Cash                                                           $         --                $         --
     Accounts receivable - trade                                         272,000                     443,871
     Accounts receivable - factored                                    4,747,000                   4,135,322
     Accounts receivable - other                                         462,000                     256,105
     Inventory                                                         5,551,000                   5,382,739
     Income taxes receivable                                                  --                     135,000
     Current portion of note receivable - stockholder                    250,000                     250,000
     Prepaid expenses                                                  1,311,000                      50,608
     Deferred income taxes                                               120,000                     120,000
                                                                    ------------                ------------
       Total current assets                                           12,713,000                  10,773,645
                                                                    ------------                ------------

Property and equipment                                                 8,770,000                   7,531,634
     Less accumulated depreciation and amortization                   (3,930,000)                 (3,593,058)
                                                                    ------------                ------------
       Net property and equipment                                      4,840,000                   3,938,576
                                                                    ------------                ------------

Other assets
     Investment                                                            9,000                       8,950
     Note receivable - stockholder                                       250,000                     500,000
     Cash surrender value of life insurance                                   --                     200,747
     Deposits                                                             32,000                      32,000
     Deferred income taxes                                                55,000                      55,000
                                                                    ------------                ------------
       Total other assets                                                346,000                     796,697
                                                                    $ 17,899,000                $ 15,508,918
                                                                    ============                ============




(Balance sheets continued on the following page)

See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                            CONDENSED BALANCE SHEETS
                                   (CONTINUED)
                                   (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                          June 30,                  December 31,
                                                                            2000                        1999
                                                                        ------------                -------------
Current liabilities
     Bank overdraft                                                     $    807,000                $     99,163
     Accounts payable - trade                                              3,374,000                   3,853,157
     Accounts payable - related party                                             --                      31,001
     Accrued liabilities                                                   4,863,000                   2,712,516
     Advance deposits                                                             --                     435,694
     Current portion of long-term debt                                       170,000                     125,892
                                                                        ------------                ------------
        Total current liabilities                                          9,214,000                   7,257,423

Long-term liabilities
     Long-term debt                                                          773,000                     744,570
                                                                        ------------                ------------
        Total liabilities                                                  9,987,000                   8,001,993
                                                                        ------------                ------------

Stockholders' equity
     Common stock, no par value, authorized; 540,000
       shares, issued and outstanding 43,844 shares                        1,036,000                   1,036,075
     Retained earnings                                                     7,032,000                   6,586,900
     Accumulated other comprehensive income:
       Unrealized (loss) on available-for-sale securities                   (116,000)                   (116,050)
                                                                        ------------                ------------
        Total stockholders' equity                                         7,952,000                   7,506,925
                                                                        $ 17,939,000                $ 15,508,918
                                                                        ============                ============


See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                            STATEMENTS OF NET INCOME
                                   (UNAUDITED)




                                                                 Six Months Ended
                                                     -----------------------------------------
                                                       June 30,                     June 30,
                                                         2000                        1999
                                                     ------------                ------------
Gross sales                                          $ 26,065,000                $ 20,938,000

Less freight, discounts and allowances                    900,000                   1,099,000
                                                     ------------                ------------

       Net sales                                       25,165,000                  19,839,000

Cost of sales                                          11,865,000                  10,173,000
                                                     ------------                ------------

       Gross profit                                    13,300,000                   9,666,000

Operating expenses
   Selling                                              8,306,000                   5,901,000
   General and administrative                           4,004,000                   1,719,000
                                                     ------------                ------------
     Total operating expenses                          12,310,000                   7,620,000
                                                     ------------                ------------

Operating income                                          990,000                   2,046,000
                                                     ------------                ------------

Other income (expense)
   Interest (expense)                                     (63,000)                    (80,000)
   Other income (expense)                                (145,000)                     14,000
                                                     ------------                ------------
     Total other income (expense)                        (208,000)                    (66,000)
                                                     ------------                ------------

Income before income taxes                                782,000                   1,980,000

Provision for income taxes                                337,000                      22,000
                                                     ------------                ------------

Net income                                           $    445,000                $  1,958,000
                                                     ============                ============


See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)




                                                                                                          Six Months Ended
                                                                                             --------------------------------------
                                                                                              June 30,                   June 30,
                                                                                                 2000                       1999
                                                                                             -----------                -----------
      CASH FLOWS FROM OPERATING ACTIVITIES

          Net cash provided (applied) from operating activities                              $ 1,229,000                $(1,337,484)
                                                                                             -----------                -----------

      CASH FLOWS FROM INVESTING ACTIVITIES

          Net cash (applied) from investing activities                                        (1,262,000)                  (518,395)
                                                                                             -----------                -----------

      CASH FLOWS FROM FINANCING ACTIVITIES

          Net cash provided (applied) from financing activities                                   33,000                    (64,485)
                                                                                             -----------                -----------

      Net (decrease) in cash                                                                          --                 (1,920,364)

      Cash (overdraft) at beginning of year                                                           --                  1,920,364
                                                                                             -----------                -----------

      Cash (overdraft) at end of year                                                        $        --                $        --
                                                                                             ===========                ===========

                    RECONCILIATION OF NET INCOME TO NET CASH
                  PROVIDED (APPLIED) FROM OPERATING ACTIVITIES

                                                                                               June 30,                   June 30,
                                                                                                 2000                      1999
                                                                                             -----------                -----------
      Net income                                                                             $   445,000                $ 1,958,000

      Adjustments to reconcile net income to net cash
        Provided from operating activities
          Depreciation and amortization                                                          360,000                    282,135
                                                                                             -----------                -----------
                    Total                                                                        805,000                  2,240,135

      Changes in assets and liabilities
          (Increase) decrease in assets                                                       (1,489,000)                (3,606,350)
          Increase (decrease) in liabilities                                                   1,913,000                     28,731
                                                                                             -----------                -----------
                    Total                                                                        424,000                 (3,577,619)

      Net cash provided (applied) from operating activities                                  $ 1,229,000                $(1,337,484)
                                                                                             ===========                ===========



See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements and footnotes for the year ended December 31, 1999.

Note 2 - Allowance for Doubtful Accounts

At June 30, 2000, accounts receivable have been reduced by $400,000 to reflect an allowance for claims and returns.

Note 3 - Inventory

Inventory at June 30, 2000 is comprised of the following:

                                 June 30, 2000   December 31, 1999
                                 -------------   -----------------

         Raw Materials             $1,859,000       $2,136,202
         Work in Process              942,000          725,152
         Finished Goods             2,750,000        2,521,385
                                   ----------       ----------
                                   $5,551,000       $5,382,739

Note 4 - Subsequent Event

On July 1, 2000, The Dixie Group, Inc. acquired 90% of the outstanding capital stock of the Company.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition of 90% of the outstanding stock of Fabrica by The Dixie Group had occurred at the beginning of the periods presented after giving effect to certain adjustments described hereinafter. The pro forma results are presented for comparative purposes only and do not purport to be indicative of future results or the results that would have occurred had the acquisition taken place at the beginning of the periods presented. The pro forma information should be read in conjunction with the consolidated financial statements of The Dixie Group, Inc. included in The Dixie Group's 1999 annual report (which is included in The Dixie Group's Form 10-K for the year ended December 25, 1999), The Dixie Group's quarterly report on Form 10-Q for the quarter ended July 1, 2000 and the financial statements of The Dixie Group, Inc. and Fabrica included elsewhere herein.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE SIX MONTHS ENDED JULY 1, 2000
                     (In thousands, except per share data)
                                   (Unaudited)

                                                      Actual
                                             -------------------------
                                                                           Pro Forma       Pro Forma
                                             Dixie Group      Fabrica     Adjustments       Combined
                                             ------------     --------    -----------      ----------
Net sales                                     $  272,232      $ 25,165      $     --       $  297,397

Cost of sales                                    217,505        11,865            --          229,370
                                              ----------      --------      --------       ----------
GROSS PROFIT                                      54,727        13,300            --           68,027

Selling and administrative expenses               46,569        12,310        (2,450)(1)       56,429

Other (income) expense - net                        (138)          145            --                7
                                              ----------      --------      --------       ----------
INCOME BEFORE INTEREST AND TAXES                   8,296           845         2,450           12,221

Interest expense                                   8,115            63           245(2)         8,423
                                              ----------      --------      --------       ----------
INCOME BEFORE INCOME TAXES                           181           782         2,205            3,168

Income tax provision                                 111           337           858(3)         1,306
                                              ----------      --------      --------       ----------

Income from Continuing Operations             $       70      $    445      $  1,347       $    1,862
                                              ==========      ========      ========       ==========

    Income from continuing operations         $     0.01                                   $     0.16
                                              ==========                                   ==========

    Shares outstanding                            11,472                                       11,472

Diluted Earnings per share:
    Income from continuing operations         $     0.01                                   $     0.16
                                              ==========                                   ==========

    Shares outstanding                            11,490                                       11,490

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 25, 1999
                      (In thousands, except per share data)
                                   (Unaudited)

                                                            Actual
                                                 -----------------------------
                                                                                     Pro Forma        Pro Forma
                                                 Dixie Group         Fabrica        Adjustments        Combined
                                                 -----------        ----------      -----------       ----------
NET SALES                                         $  579,466        $   42,985        $     78(4)     $  622,529

Cost of sales                                        456,360            24,773          (2,543)(4)       478,590
                                                  ----------        ----------        --------        ----------

GROSS PROFIT                                         123,106            18,212           2,621           143,939

Selling and administrative expenses                   87,604            13,346           1,171(1)(4)     102,121

Other (income) expense - net                           2,081               (32)             --             2,049
                                                  ----------        ----------        --------        ----------

INCOME BEFORE INTEREST AND TAXES                      33,421             4,898           1,450            39,769

Interest expense                                      13,051               166             490(2)         13,707
                                                  ----------        ----------        --------        ----------

INCOME BEFORE INCOME TAXES                            20,370             4,732             960            26,062

Income tax provision                                   7,971               197             351(3)         10,249
                                                  ----------        ----------        --------        ----------

INCOME FROM CONTINUING OPERATIONS                     12,399             2,805             609            15,813
                                                  ==========        ==========        ========        ==========
    Basic earnings per share:
       Income from continuing operations          $     1.09                                          $     1.39
                                                  ==========                                          ==========
       Shares Outstanding                             11,355                                              11,355

    Diluted earnings per share
       Income from continuing operations          $     1.06                                          $     1.35
                                                  ==========                                          ==========
       Shares Outstanding                             11,682                                              11,682

Notes to Pro Forma Consolidated Statement of Operations

(1) Adjustments for the difference in compensation plans for the owners of Fabrica to reflect the Dixie Group's compensation plans.

(2) Reflects interest expense on the debt to finance the acquisition.

(3) Adjustments for the related income tax effects of the other proforma adjustments.

(4) Reflects the reclassification of Fabrica freight and warehousing expenses to conform to the Dixie Group's presentation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 13, 2000                         THE DIXIE GROUP, INC.


                                             By:  /s/ Gary A Harmon
                                                -------------------------------
                                                  Gary A. Harmon
                                                  Chief Financial Officer